UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2017

Camden National Corporation (Exact name of registrant as specified in its charter)

Maine	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01	Other Events.

Camden National Corporation (the “Company”) identified an error in the reporting of the value and changes in value to the Supplemental Executive Retirement Plan (“SERP”) with respect to Gregory Dufour, the Company’s President and Chief Executive Officer, for the years 2014, 2015 and 2016 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2017. The column titled “Change in Pension Value and Nonqualified Deferred Compensation” in the Summary Compensation Table on page 47 of the proxy statement should have reported the following for Mr. Dufour for 2014, 2015 and 2016, respectively: $595,658, $596,720, and $554,427, and the column titled “Total” should have reported the following for Mr. Dufour for 2014, 2015 and 2016, respectively: $1,485,816, $1,727,808 and $1,444,013. In addition, the present value of accumulated benefit for Mr. Dufour in the Pension Benefits Table on page 54 of the proxy statement should have been reported as $3,275,143.
The errors identified in the proxy statement were the result of an incorrect calculation of the accumulated benefit obligation under the SERP of which Mr. Dufour is a participant. The error did not have a material effect on the Company’s consolidated financial statements as reported on its Form 10-K filed with the Commission on March 7, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2017

CAMDEN NATIONAL CORPORATION (Registrant)

By:	/s/ DEBORAH A. JORDAN
Deborah A. Jordan Chief Operating Officer, Chief Financial Officer and Principal Financial & Accounting Officer